UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2014

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 8759
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On December 26, 2012, Pluristem Therapeutics Inc., or Pluristem, entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with MLV & Co. LLC, or MLV, pursuant to which Pluristem may issue and sell shares of its common stock having an aggregate offering price of up to $95,000,000 from time to time through MLV as Pluristem’s sales agent.

On September 11, 2014, Pluristem gave notice to MLV of the termination of the Sales Agreement pursuant to Section 13(b) of the Sales Agreement.  Pluristem has decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise additional capital. The termination of the Sales Agreement will be effective on September 21, 2014. Pluristem did not incur any termination penalties as a result of the termination of the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 1.1 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 26, 2012 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: September 11, 2014	By:	/s/ Boaz Gur-Lavie
Name: Boaz Gur-Lavie
Title: Chief Financial Officer